Exhibit 10.1

FIRST amendment of VENTURE LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT OF VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of August 1, 2020, is entered into by and among Celsion Corporation (“Borrower”), Horizon Funding I, LLC (“HFI”) as an assignee of Horizon Technology Finance Corporation (“Horizon”), Horizon Funding Trust 2019-1 (“Horizon Trust” and collectively with HFI, “Lenders”), as an assignee of Horizon, and Horizon as Collateral Agent.

RECITALS

A. Lenders, Collateral Agent, and Borrower are parties to that certain Venture Loan and Security Agreement, dated as of June 27, 2018 (as amended, restated, modified or otherwise supplemented from time to time, the “Loan Agreement”), pursuant to which (i) Horizon provided Borrower with (a) a loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (“Loan A”), which Loan A is evidenced by a certain Secured Promissory Note (Loan A) dated June 27, 2018, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Loan A Note”), (b) a loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (“Loan B”), which Loan B is evidenced by a certain Secured Promissory Note (Loan B) dated June 27, 2018, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Loan B Note”), (c) a loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (“Loan C”), which Loan C is evidenced by a certain Secured Promissory Note (Loan C) dated June 27, 2018, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Loan C Note”) and (d) a loan in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (“Loan D”), which Loan D is evidenced by a certain Secured Promissory Note (Loan D) dated June 27, 2018, in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Loan D Note” and together with the Loan A Note, the Loan B Note, and the Loan C Note, the “Notes”), and (ii) Lenders have been granted a security interest in all assets of Borrower, except with respect to Borrower’s Intellectual Property (as defined in the Loan Agreement).

B. In connection with the making of the Loans, the Borrower issued to Lender: (i) Warrant to Purchase Shares of Common Stock (Loan A) with a Date of Grant of June 27, 2018 (the “Loan A Warrant”), (ii) Warrant to Purchase Shares of Common Stock (Loan B) with a Date of Grant of June 27, 2018 (the “Loan B Warrant”), (iii) Warrant to Purchase Shares of Common Stock (Loan C) with a Date of Grant of June 27, 2018 (the “Loan C Warrant”) and (iv) Warrant to Purchase Shares of Common Stock (Loan D) with a Date of Grant of June 27, 2018 (the “Loan D Warrant”).

C. On or about June 27, 2018, Horizon assigned all of its right, title and interest in and to the Loan A Note, the Loan B Note, the Loan A Warrant and the Loan B Warrant to Horizon Funding 2019-1 LLC, which then assigned all of its right, title and interest in and to the Loan A Note, the Loan B Note, the Loan A Warrant and the Loan B Warrant to Horizon Trust.

D. On or about December 1, 2018, Horizon assigned all of its right, title and interest in and to the Loan C Note, the Loan D Note, the Loan C Warrant and Loan D Warrant to Horizon Secured Loan Fund I LLC, which then assigned all of its right, title and interest in and to the Loan C Note, the Loan D Note, the Loan C Warrant and the Loan D Warrant to HFI.

E. Borrower has requested that Lenders revise the Loan Agreement to, among other things, revise the Scheduled Payments with respect to the Loans.

F. Lenders are willing to grant such request in consideration for, but only to the extent, and in accordance with the terms, and subject to, the conditions set forth herein.

agreement

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2. Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except with respect to Borrower’s Intellectual Property and (iii) Borrower has no cause of action, claim, defense or set-off against the Lenders in any way regarding or relating to the Loan Agreement or Lenders’ actions thereunder and to the extent any such cause of action, claim, defense or set-off ever existed, it is waived and Lenders are released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3. Amendments to Loan Agreement.

(a) Borrower and Lenders hereby agree that Section 2.2(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“Scheduled Payments. Borrower shall make such payments as set forth in each Note executed in connection with the making of such Loan, as amended from time to time and then in effect (collectively, the “Scheduled Payments”). Borrower shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to such Loan.”

(b) Borrower and Lenders hereby agree that subsection (g)(ii) of Section 2.2 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

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“(ii) Loan B Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Thirty-Seven Thousand Five Hundred Dollars ($137,500) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an Event of Default and demand by the applicable Lender of payment in full of Loan B or (C) the Maturity Date, as applicable.

(c) Borrower and Lenders hereby agree that subsection (g)(iv) of Section 2.2 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“(iv) Loan D Final Payment. Borrower shall pay to the applicable Lender a payment in the amount of One Hundred Thirty-Seven Thousand Five Hundred Dollars ($137,500) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by the applicable Lender of payment in full of Loan D or (C) the Maturity Date, as applicable.

(d) Borrower and Lenders hereby agree that Section 6.12 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“6.12 Liquidity Covenant. Borrower shall, at all times, maintain unrestricted cash and/or Cash Equivalents on deposit in accounts over which Lenders maintain an Account Control Agreement in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000).”

(e) Borrower and Lenders herby agree that the following is inserted after Section 6.12 of the Loan Agreement:

6.13 Capital Raise. On or before March 31, 2021, Borrower shall have provided Lenders with evidence reasonably satisfactory to Lenders that Borrower has received aggregate cash proceeds of not less than Five Million Dollars ($5,000,000) from (i) the sale of Borrower Equity Securities, (ii) the issuance of promissory notes, which promissory notes shall evidence Indebtedness that is subordinated to the Obligations pursuant to the terms of a subordination or similar agreement acceptable to Lenders in their sole discretion, (iii) the sale of Borrower’s net operating losses, or (iv) a combination thereof.

4. Amended and Restated Notes. The Loan B Note and Loan D Note are each amended and restated as set forth on Exhibit A annexed hereto (the “Amended and Restated Notes”).

5. Amended and Restated Warrants. The Loan B Warrant and Loan D Warrant are each amended and restated as set forth on Exhibit B annexed hereto (the “Amended and Restated Warrants”).

6. Conditions to Effectiveness. Lenders’ consent and agreement herein is expressly conditioned upon:

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(a)	Borrower prepaying, in full, all Obligations under Loan A and Loan C, including, without limitation, the Loan A Final Payment and the Loan C Final Payment, but excluding any amounts that would otherwise be due in connection with such prepayment under subsection (b) of Section 2.3 of the Loan Agreement, which amounts Lenders waive upon the effectiveness of this Agreement.

(b)	The Lenders’ receipt of a fully-executed copy of this Agreement;

(c)	Lenders’ receipt of the Amended and Restated Notes executed by Borrower;

(d)	Lenders’ receipt of the Amended and Restated Warrants executed by Borrower;

(e)	Borrower’s payment to Horizon of its legal fees incurred in connection with this Agreement in the amount of Five Thousand and 00/100 Dollars ($5,000.00).

7. Representations and Warranties.

(a)	At and as of the date of this Agreement and both prior to and after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)	Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

8. Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of Lenders, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall the Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by the Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

9. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

11. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

12. Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

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Exhibit 10.1

IN WITNESS WHEREOF, Borrower and Lenders have caused this Agreement to be executed as of the day and year first above written.

CELSION CORPORATION

By:	/s/ M.H. Tardugno
Name:	Michael H. Tardugno
Title:	Chairman, President and Chief Executive Officer

HORIZON FUNDING I, LLC

By:	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	Manager

HORIZON FUNDING TRUST 2019-1

By:	Horizon Technology Finance Corporation, its agent

By:	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	President

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Gerald A. Michaud
Name:	Gerald A. Michaud
Title:	President

[Signature page to First Amendment of Celsion Venture Loan and Security Agreement]

EXHIBIT A

Amended and Restated Notes

(See attached)

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EXHIBIT B

Amended and Restated Warrants

(See attached)

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